UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 22, 2021

Gold Entertainment Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida

000-28571

98-0206212

(State or other jurisdiction of incorporation)

(Primary Standard Industrial

Classification Code Number)

(IRS Employer Identification No.)

2412 Irwin St.

Melbourne, FL 32901

Ph: (561) 210-7553

 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 22, 2021, the Company engaged MICHAEL GILLESPIE & ASSOCIATES, PLLC, of Washington State, as its new independent registered accounting firm.

The Company provided GILLESPIE & ASSOCIATES with a copy of this Form 8-K.

During years ended January 31, 2018 and in the subsequent interim period through October 31, 2018, the Company has not consulted with GILLESPIE & ASSOCIATES regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PSH concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	Gold Entertainment Group, Inc.

	By:	/s/ Hamon Fytton
Hamon Fytton
Chief Financial Officer